EXHIBIT 21
to Registrant’s Report on Form 10-K
for the year-ended June 30, 2007

Jurisdiction
SUBSIDIARIES OF BALDWIN TECHNOLOGY COMPANY, INC.
Baldwin Americas Corporation	Delaware
Baldwin Europe Consolidated Inc.	Delaware
Baldwin Asia Pacific Corporation	Delaware
Baldwin Technology India Private Limited	India
MTC Trading Company	Arizona

SUBSIDIARIES OF BALDWIN AMERICAS CORPORATION
Baldwin Rockford Corporation	Delaware
Baldwin Graphic Systems, Inc.	Delaware
Baldwin Americas do Brasil Ltda	Brazil
Baldwin India Private, Ltd.	India

SUBSIDIARIES OF MTC TRADING COMPANY
Oxy-Dry Corporation	Delaware

SUBSIDIARIES OF OXY-DRY CORPORATION
Oxy-Dry Food Blends, Inc.	Delaware
Oxy-Dry U.K. Inc.	Delaware
Baldwin Southeast Asia Corporation	Delaware
Oxy-Dry UK Limited	United Kingdom

SUBSIDIARIES OF BALDWIN EUROPE CONSOLIDATED INC.
Baldwin Europe Consolidated BV	Netherlands

SUBSIDIARIES OF BALDWIN EUROPE CONSOLIDATED BV
Baldwin Graphic Equipment BV	Netherlands
Baldwin Germany Holding GmbH	Germany
Baldwin U.K. Holding Limited	United Kingdom
Baldwin Jimek AB	Sweden
Baldwin France Sarl	France
Baldwin Italy Srl	Italy
Baldwin Switzerland GmbH	Switzerland

SUBSIDIRIES OF BALDWIN GERMANY HOLDING GmbH
Baldwin Germany GmbH	Germany
Baldwin Oxy-Dry GmbH	Germany

SUBSIDIARIES OF BALDWIN U.K. HOLDING LIMITED
Baldwin (UK) Ltd.	United Kingdom
Acrotec UK Ltd.	United Kingdom

Jurisdiction
SUBSIDIARIES OF BALDWIN JIMEK AB
Baldwin IVT AB	Sweden

SUBSIDIARIES OF ACROTEC UK LTD.
Baldwin Globaltec Ltd.	United Kingdom

SUBSIDIARIES OF BALDWIN ASIA PACIFIC CORPORATION
Baldwin-Japan Ltd.	Japan
Baldwin Printing Control Equipment (Beijing) Company, Ltd.	China
Baldwin Graphic Equipment Pty. Ltd.	Australia
Baldwin Printing Controls Ltd.	Hong Kong
Baldwin Printing Equipment Trading (Shanghai) Co., Ltd.	China
HPO — 7/2/07